Exhibit 99.3

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter, dated July 12, 2020, to the Board of Directors of Maxim Integrated Products, Inc. (the “Company”) included in Annex D to the joint proxy statement/prospectus relating to the proposed transaction involving the Company and Analog Devices, Inc. (“Analog Devices”), which joint proxy statement/prospectus forms a part of Amendment No. 1 to the registration statement on Form S-4 of Analog Devices, and (ii) the references to such opinion in such joint proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ J.P. Morgan Securities LLC

September 1, 2020